Exhibit 99.2

Kraft Heinz Announces Upsize of Previously Announced Cash Tender Offer for $1 Billion to an Aggregate Purchase Price of $2.5 Billion

PITTSBURGH & CHICAGO – September 11, 2019 – The Kraft Heinz Company (“Kraft Heinz”) (Nasdaq: KHC) announced today that its 100% owned subsidiary Kraft Heinz Foods Company (the “Issuer”) is increasing the maximum combined aggregate purchase price (the “Maximum Tender Amount”) of its outstanding 3.500% senior notes due June 2022 (the “June 2022 Notes”), 3.500% senior notes due July 2022 (the “July 2022 Notes”), 4.000% senior notes due 2023 (the “2023 Notes”) and 4.875% second lien senior secured notes due 2025 (the “2025 Notes” and, together with the June 2022 Notes, the July 2022 Notes and the 2023 Notes, the “Notes” and each, a “Series” of Notes) to be purchased by the Issuer pursuant to its previously announced offer to purchase for cash (the “Tender Offer”) to $2.5 billion, excluding accrued and unpaid interest, from the previously announced Maximum Tender Amount of $1,000,000,000. Subject to the Maximum Tender Amount, the amount of a Series of Notes that is purchased in the Tender Offer will be based on the Acceptance Priority Levels set forth below.

The other terms of the Tender Offer remain unchanged. The Tender Offer is being made on the terms and subject to the conditions set forth in the offer to purchase dated September 11, 2019, as amended by a supplement dated September 11, 2019 (together, the “Offer to Purchase”).

Consummation of the Tender Offer and payment for the tendered Notes is subject to the satisfaction or waiver of certain conditions described in the Offer to Purchase, including the completion by the Issuer of a private offering (the “Offering”) of $1.0 billion aggregate principal amount of its 3.750% notes due 2030, $500 million aggregate principal amount of its 4.625% notes due 2039 and $1.5 billion aggregate principal amount of its 4.875% notes due 2049 that commenced and priced today, on terms and subject to conditions reasonably satisfactory to Kraft Heinz, as well as other customary conditions.

Kraft Heinz also issued a notice of conditional partial redemption providing for the redemption of $500,000,000 aggregate principal amount of the Issuer’s remaining outstanding 2.800% senior notes due 2020, at a redemption price of 100%, plus the applicable redemption premium and accrued and unpaid interest, if any, to, but not including, October 11, 2019, the expected redemption date (the “Redemption”). The Redemption is also conditioned upon the Issuer’s completion of the Offering.

Subject to applicable law, the Issuer has reserved the absolute right, in its sole discretion, to at any time (i) waive any and all conditions to the Tender Offer, (ii) extend, terminate or withdraw the Tender Offer, (iii) increase or waive the Maximum Tender Amount, with or without extending the Withdrawal Deadline (as defined in the Offer to Purchase) or (iv) otherwise amend the Tender Offer in any respect.

The Tender Offer will expire at 11:59 p.m., New York City time, on October 8, 2019, unless extended or earlier terminated as described in the Offer to Purchase (such time and date, as they may be extended, the “Expiration Time”). Holders of the Notes (“Holders”) may withdraw their validly tendered Notes at any time prior to 5:00 p.m., New York City time, on September 24, 2019, unless extended. Holders are urged to read the Offer to Purchase carefully before making any decision with respect to the Tender Offer.

Certain information regarding the Notes and the Tender Offer is set forth in the table below.

CUSIP No. / ISIN	Title of Security	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Reference Treasury Security	Bloomberg Reference Page	Fixed Spread(1) (bps)	Early Tender Premium(2)
50076QAZ9 / US50076QAZ90 (144A): 50076QAF3 / US50076QAF37 (Reg S): U5009CAC4 / USU5009CAC48	3.500% Senior Notes due June 2022	$2,000,000,000	1	1.500% U.S. Treasury due 8/15/22	FIT1	+90	$30.00

50077LAJ5 / US50077LAJ52 (144A): 423074BA0 / US423074BA02 (Reg S): U42314AF8 / USU42314AF82	3.500% Senior Notes due July 2022	$1,000,000,000	2	1.500% U.S. Treasury due 8/15/22	FIT1	+90	$30.00

50077L AS5 / US50077LAS51	4.000% Senior Notes due 2023	$1,600,000,000	3	1.250% U.S. Treasury due 8/31/24	FIT1	+115	$30.00

(144A): 423074AS2 / US423074AS29 (Reg S): U42314AA9 / USU42314AA95	4.875% Second Lien Senior Secured Notes due 2025	$1,200,000,000	4	1.375% U.S. Treasury due 2/15/20	FIT3	+75	$30.00

(1)	Fixed Spread includes the Early Tender Premium.
(2)	Per $1,000 principal amount of Notes validly tendered and accepted for purchase (the “Early Tender Premium”).

Holders who validly tender and do not validly withdraw their Notes at or prior to 5:00 p.m., New York City time, on September 24, 2019, unless extended with respect to any Series of Notes (such date and time, as the same may be extended, the “Early Tender Time”) or earlier terminated by the Issuer, will be eligible to receive the applicable Total Tender Offer Consideration (as defined in the Offer to Purchase), which includes the applicable Early Tender Premium as set forth in the table above. The applicable total consideration for each $1,000 principal amount of Notes validly tendered and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread over the bid-side yield of the applicable reference security, calculated as of 10:00 a.m., New York City time, on September 25, 2019. Holders of Notes who validly tender and do not validly withdraw their Notes after the Early Tender Time and at or prior to the Expiration Time will be eligible to receive only the applicable Late Tender Offer Consideration, which is equal to the applicable Total Tender Offer Consideration minus the applicable Early Tender Premium.

For Notes tendered at or prior to the Early Tender Time, not subsequently validly withdrawn and accepted for purchase, the Issuer has the option for settlement to occur on the Early Settlement Date (as defined in the Offer to Purchase), which is expected to be September 26, 2019, the second business day following the Early Tender Time. Settlement for Notes tendered after the Early Tender Time, but at or prior to the Expiration Time, is expected to occur on October 9, 2019, the business day following the Expiration Time, unless extended.

In addition, all Notes accepted for purchase will be entitled to receipt of accrued and unpaid interest in respect of such Notes from the last interest payment date to, but excluding, the applicable settlement date.

Subject to the Maximum Tender Amount, the application of the Acceptance Priority Levels and the other terms and conditions described in the Offer to Purchase, the Issuer intends to accept for purchase all Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time. However, if the Tender Offer is fully subscribed as of the Early Tender Time, Holders who validly tender their Notes after the Early Tender Time will not have any of their Notes accepted for purchase. Notes validly tendered at or prior to the Early Tender Time will be accepted for purchase in priority to the other Notes tendered after the Early Tender Time even if such Notes tendered after the Early Tender Time have a higher Acceptance Priority Level than the Notes tendered at or prior to the Early Tender Time. As a result, each Holder who validly tenders Notes pursuant to the Tender Offer may have a portion of its Notes returned to it, and the amount of Notes returned will depend on the level of participation of Holders in the Tender Offer. The Tender Offer may be subject to proration if the aggregate principal amount of Notes that is validly tendered is greater than the Maximum Tender Amount.

Kraft Heinz has engaged BofA Merrill Lynch, Citigroup, Goldman Sachs & Co. LLC, and J.P. Morgan to act as dealer managers (collectively, the “Dealer Managers”) in connection with the Tender Offer and has appointed Global Bondholders Services Corporation to serve as the tender agent and information agent for the Tender Offer. Copies of the Offer to Purchase are available at https://www.gbsc-usa.com/kraftheinzcompany/ or by contacting Global Bondholders Services Corporation via telephone by calling +1 (866) 794-2200 (toll free) or +1 212-430-3774 (for banks and brokers). Questions regarding the terms of the Tender Offer should be directed to BofA Merrill Lynch at (980) 387-3907 (toll free) or (888) 292-0070 (collect), Citigroup at (800) 558-3745 (toll free) or (212) 723-6106 (collect), Goldman Sachs & Co. LLC at (800) 828-3182 (toll free) or (212) 357-0215 (collect) or J.P. Morgan at (866) 834-4666 (toll free) or (212) 834-8553 (collect).

Neither the Issuer, Kraft Heinz, their boards of directors or boards of managers, as applicable, the Dealer Managers, Global Bondholders Services Corporation nor the trustees for the Notes, or any of their respective affiliates, is making any recommendation as to whether Holders should tender any Notes in response to the Tender Offer. Holders must make their own decision as to whether to tender any of their Notes and, if so, the principal amounts of Notes to tender.

This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities. This press release does not describe all the material terms of the Tender Offer, and no decision should be made by any Holder on the basis of this press release. The terms and conditions of the Tender Offer are described in the Offer to Purchase, and this press release must be read in conjunction with the Offer to Purchase. Except as described in this press release, the terms and conditions of the Tender Offer as described in the Offer to Purchase are unchanged. The Offer to Purchase contains important information which should be read carefully before any decision is made with respect to the Tender Offer. If any Holder is in any doubt as to the contents of this press release, or the Offer to Purchase, or the action it should take, it is recommended to seek its own financial and legal advice, including in respect of any tax consequences, immediately from its stockbroker, bank manager, solicitor, accountant or other independent financial, tax or legal adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee must contact such entity if it wishes to tender such Notes pursuant to the Tender Offer.

ABOUT THE KRAFT HEINZ COMPANY

For 150 years, we have produced some of the world’s most beloved products at The Kraft Heinz Company (Nasdaq: KHC). Our Vision is To Be the Best Food Company, Growing a Better World. We are one of the largest global food and beverage companies, with 2018 net sales of approximately $26 billion. Our portfolio is a diverse mix of iconic and emerging brands. As the guardians of these brands and the creators of innovative new products, we are dedicated to the sustainable health of our people and our planet. To learn more, visit www.kraftheinzcompany.com or follow us on LinkedIn and Twitter.

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. Words such as “anticipate,” “reflect,” “invest,” “see,” “make,” “expect,” “give,” “deliver,” “drive,” “believe,” “improve,” “assess,” “reassess,” “remain,” “evaluate,” “grow,” “will,” “plan,” “intend” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding Kraft Heinz’s plans and expected timing and benefits of the transaction, and the Late Tender Offer Consideration or Total Tender Offer Consideration, as applicable, to be paid to holders of the Notes who tender their Notes at or prior to the Early Tender Time or the Expiration Time. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond Kraft Heinz’s control.

Important factors that may affect Kraft Heinz’s business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the completion of the Tender Offer; operating in a highly competitive industry; Kraft Heinz’s ability to correctly predict, identify, and interpret changes in consumer preferences and demand, to offer new products to meet those changes, and to respond to competitive innovation; changes in the retail landscape or the loss of key retail customers; changes in Kraft Heinz’s relationships with significant customers, suppliers and other business relationships; Kraft Heinz’s ability to maintain, extend, and expand Kraft Heinz’s reputation and brand image; Kraft Heinz’s ability to leverage Kraft Heinz’s brand value to compete against private label products; Kraft Heinz’s ability to drive revenue growth in its key product categories, increase Kraft Heinz’s market share, or add products that are in faster-growing and more profitable categories; product recalls or product liability claims; unanticipated business disruptions; Kraft Heinz’s ability to identify, complete, or realize the benefits from strategic acquisitions, alliances, divestitures, joint ventures, or other investments; Kraft Heinz’s ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes, and improve Kraft Heinz’s competitiveness; Kraft Heinz’s ability to successfully execute Kraft Heinz’s strategic initiatives; the impacts of Kraft Heinz’s international operations; economic and political conditions in the United States and in various other nations where Kraft Heinz does business; changes in Kraft Heinz’s management team or other key personnel and Kraft Heinz’s ability to hire or retain key personnel or a highly skilled and diverse global workforce; risks associated with information technology and systems, including service interruptions, misappropriation of data, or breaches of security; impacts of natural events in the locations in which Kraft Heinz or Kraft Heinz’s customers, suppliers, distributors, or regulators operate; Kraft Heinz’s ownership structure; Kraft Heinz’s indebtedness and ability to pay such indebtedness; additional impairments of the carrying amounts of goodwill or other indefinite-lived intangible assets; exchange rate fluctuations; volatility in commodity, energy, and other input costs; volatility in the market value of all or a portion of the derivatives Kraft Heinz uses; increased pension, labor and people-related expenses; compliance with laws, regulations, and related interpretations and related legal claims or other regulatory enforcement actions, including additional risks and uncertainties related to Kraft Heinz’s restatement and any potential actions resulting from the Securities and Exchange Commission’s (the “SEC”) ongoing investigation, as well as potential additional subpoenas, litigation and regulatory proceedings; an inability to remediate the material weaknesses in Kraft Heinz’s internal control over financial reporting or additional material weaknesses or other deficiencies in the future or the failure to maintain an effective system of internal controls; Kraft Heinz’s failure to prepare and timely file its periodic reports; the restatement of certain of Kraft Heinz’s previously issued consolidated financial statements, which resulted in unanticipated costs and may affect investor confidence and raise reputational issues; Kraft Heinz’s ability to protect intellectual property rights; tax law changes or interpretations; the impact of future sales of Kraft Heinz’s common stock in the public markets; Kraft Heinz’s ability to continue to pay a regular dividend and the amounts of any such dividends; and the volatility of capital markets and other macroeconomic factors and other factors. For additional information on these and other factors that could affect Kraft Heinz’s forward-looking statements, see Kraft Heinz’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC. Kraft Heinz disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

CONTACTS:

Michael Mullen (media)

Head of Corporate Affairs

The Kraft Heinz Company

Michael.Mullen@kraftheinz.com

Christopher Jakubik, CFA (investors)

Head of Global Investor Relations

The Kraft Heinz Company

ir@kraftheinz.com

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